Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 and related Prospectus of our report dated August 16, 2013, relating to the financial statements of Biocept, Inc, (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern) and to the reference to us under the caption “Experts” which is contained in this Prospectus.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 16, 2013